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                                                                    EXHIBIT 11.1

                RECOGNITION INTERNATIONAL INC. AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE
                                  (Unaudited)
                         (thousands, except per share)

                                                                  Three months ended                 Six months ended
                                                                      April 30,                          April 30,
                                                               ------------------------          -------------------------
                                                                 1994            1993              1994             1993
                                                               --------        --------          --------         --------
Primary:
- - -------
Net income (loss)                                              $(1,391)        $ 1,186           $  (735)         $ 1,802
                                                               ========        ========          ========         ========

Shares:
   Weighted average shares
       outstanding, net of treasury
       shares                                                   14,923          12,206            14,919           12,113
   Net shares issuable on exercise
       of certain stock options                                    802           1,078               887            1,099
                                                               --------        --------          --------         --------

   Weighted average shares
       outstanding, as adjusted                                 15,725          13,284            15,806           13,212
                                                               ========        ========          ========         ========

   Earnings (loss) per share -
       primary                                                 $  (.09)        $   .09           $  (.05)         $   .14
                                                               ========        ========          ========         ========

Fully Diluted (A):
- - -----------------
Earnings:
   Net income (loss)                                           $(1,391)        $ 1,186           $  (735)         $ 1,802
   Add after tax interest expense
       applicable to 7 1/4% convertible
       subordinated debentures                                     919             919             1,837            1,837
                                                               --------        --------          --------         --------

   Net income (loss), as adjusted                              $  (472)        $ 2,105           $ 1,102          $ 3,639
                                                               ========        ========          ========         ========

Shares:
   Weighted average shares
       outstanding, net of treasury
       shares                                                   14,923          12,206            14,919           12,113
   Shares issuable assuming
       conversion of 7 1/4% convertible
       subordinated debentures                                   3,088           3,088             3,088            3,088
   Net shares issuable on exercise
       of certain stock options                                    802           1,078               903            1,099
                                                               --------        --------          --------         --------

   Weighted average shares
       outstanding, as adjusted                                 18,813          16,372            18,910           16,300
                                                               ========        ========          ========         ========

Earnings (loss) per share -
   fully diluted                                               $  (.03)        $   .13           $   .06          $   .22
                                                               ========        ========          ========         ========

Note A:       This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.